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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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       Date of report (Date of earliest event reported): August 14, 2007


                      WESTBOROUGH FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


        Massachusetts                000-27997               04-3504121
(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)        Identification No.)

                   100 E. Main Street, Westborough, MA 01581
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (508) 366-4111

                                 Not Applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01  Entry into a Material Definitive Agreement.

      On November 13, 2006, Assabet Valley Bancorp, HudWest Financial Services, Inc., Hudson Savings Bank (collectively, the "Assabet entities"), Westborough Bancorp, MHC ("Westborough MHC"), Westborough Financial Services, Inc. (the "Company") and The Westborough Bank ("Westborough Bank") entered into an Agreement and Plan of Merger (the "Merger Agreement").

      The Merger Agreement was amended on August 15, 2007 to extend, from August 15, 2007 to August 31, 2007, the date after which the Merger Agreement could be terminated if the merger contemplated thereby had not been consummated.

      A copy of Amendment No. 2 to the Merger Agreement is attached hereto as
Exhibit 99.1.

Item 8.01  Other Events.

      On June 4, 2007, a purported class action (Philippe E. Gut and Gwen Pratt Gut v. Joseph F. MacDonough, et al.) was filed against the Company, its directors, Westborough MHC, Westborough Bank and the Assabet entities in Worcester County, Massachusetts, Superior Court.

      On August 14, 2007 the Massachusetts Superior Court issued an order denying Plaintiffs' motion for preliminary injunction of the merger in its entirety.

      The Company continues to believe that the suit is without merit and intends to vigorously defend the suit.

Item 9.01  Financial Statements and Exhibits.

(d)   The following exhibit is filed with this report:

      Exhibit No.     Description
      -----------     -----------

      99.1            Amendment No. 2 to Merger Agreement dated August 15, 2007.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   WESTBOROUGH FINANCIAL SERVICES, INC.


                                   By:     /s/ John L. Casagrande
                                           -----------------------------------
                                   Name:   John L. Casagrande
                                   Title:  Senior Vice President and Treasurer

Date: August 16, 2007